                  EXHIBIT 23.1  CONSENT OF KPMG PEAT MARWICK LLP

                                                                    Exhibit 23.1




                        INDEPENDENT ACCOUNTANTS' CONSENT


Board of Directors
FIRSTFED AMERICA BANCORP, INC.


We consent to incorporation by reference in the registration statement on Form S-8 of FIRSTFED AMERICA BANCORP, INC. relating to First Federal Savings Bank of America Employees Saving and Profit Sharing Plan and Trusts of our report dated May 16, 1997, relating to the consolidated balance sheets of FIRSTFED AMERICA BANCORP, INC. and subsidiaries as of March 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1997, which report is included in the March 31, 1997 annual report on Form 10-K of FIRSTFED AMERICA BANCORP, INC. and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement. Our report refers to a change in the method of accounting for mortgage servicing rights.

                                          /s/  KPMG Peat Marwick LLP


Boston, Massachusetts
December 31, 1997